EXHIBIT 32.1


                  CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND
                       CHIEF FINANCIAL OFFICER PURSUANT TO
            SECTION 13a-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934
                           AND 18 U.S.C. SECTION 1350

         In connection with the Quarterly Report of Medicore, Inc. (the "Company") on Form 10-Q for the first quarter ended March 31, 2005 as filed with the Securities and Exchange Commission on the date therein specified (the "Report"), the undersigned, Thomas K. Langbein, Chief Executive Officer and President of the Company, and Daniel R. Ouzts, Vice President of Finance and Chief Financial Officer of the Company, each certify pursuant to 18 U.S.C.
Section 1350 that, to the best of our knowledge:

         (1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                 /s/ Thomas K. Langbein
                                 -------------------------------------------
                                 THOMAS K. LANGBEIN, Chief Executive Officer
                                 and President

                                 /s/ Daniel R. Ouzts
                                 -------------------------------------------
                                 DANIEL R. OUZTS, Vice President of Finance and Chief Financial Officer

Dated: May 16, 2005